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                                        EXHIBIT 23.3

Consent of Counsel

We hereby consent to the reference to us in the Prospectus constituting part of this Post-Effective
Amendment No. 2 to the Registration Statements on
Form S-1 (Nos. 333-43041, and 333-43043) under
the heading "Legal Matters." In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Richards, Layton & Finger PA
Richards, Layton & Finger PA
Wilmington, Delaware
April 7, 2000